Shareholder Meeting Results

A Special Meeting of Shareholders (the "Meeting") of Scudder Managed Municipal Bonds (the "Fund") was held on October 24, 1997, at the offices of Scudder Kemper Investments, Inc. (formerly Scudder, Stevens & Clark, Inc.), Two International Place, Boston, Massachusetts 02110. At the Meeting, as adjourned and reconvened, the following matters were voted upon by the shareholders (the resulting votes for each matter are presented below). With regard to certain proposals, it was recommended that the Meeting be reconvened in order to provide shareholders with an additional opportunity to return their proxies. The date of the reconvened meeting at which the matters were decided is noted after the proposed matter.

1. To approve the new Investment Management Agreement between the Fund and Scudder Kemper Investments, Inc.

                                Number of Votes:
                                ----------------

         For            Against           Abstain        Broker Non-Votes*
         ---            -------           -------        -----------------

      54,730,640       1,695,132         1,640,822                      0

2.    To elect Trustees.



                                                    Number of Votes:
                                                    ----------------

               Trustee                       For                      Withheld
               -------                       ---                      --------

 Henry P. Becton, Jr.                     56,421,157                 1,645,438

 Dawn-Marie Driscoll                      56,383,088                 1,683,507

 Peter B. Freeman                         56,409,396                 1,657,199

 George M. Lovejoy, Jr.                   56,333,986                 1,732,609

 Dr. Wesley W. Marple, Jr.                56,379,949                 1,686,646

 Daniel Pierce                            56,428,849                 1,637,746

 Kathryn L. Quirk                         56,413,021                 1,653,574

 Jean C. Tempel                           56,377,041                 1,689,554


3. To approve the Board's discretionary authority to convert the Fund to a master/feeder fund structure through a sale or transfer of assets or otherwise.

                                Number of Votes:
                                ----------------

         For            Against           Abstain        Broker Non-Votes*
         ---            -------           -------        -----------------

      50,498,522       3,817,299         2,522,412           1,228,362


                      29 - Scudder Managed Municipal Bonds

4. To approve certain amendments to the Declaration of Trust. Sufficient proxies had not been received by December 2, 1997 to approve the amendments to the Declaration of Trust. Management has determined not to continue to seek shareholder approval for this item.

                                Number of Votes:
                                ----------------

         For             Against          Abstain        Broker Non-Votes*
         ---             -------          -------        -----------------

      51,804,282        3,452,462        2,438,307            941,232

5. To approve the revision of certain fundamental investment policies.


                                                                            Number of Votes:
                                                                            ----------------
                                                                                                            Broker
               Fundamental Policies                      For            Against           Abstain         Non-Votes*
               --------------------                      ---            -------           -------         ----------


       5.1   Diversification                         50,444,914        3,352,347         3,040,971        1,228,362

       5.2   Borrowing                               50,080,079        3,717,183         3,040,971        1,228,362

       5.3   Senior securities                       50,407,684        3,389,578         3,040,971        1,228,362

       5.4   Concentration                           50,395,513        3,400,433         3,042,287        1,228,362

       5.5   Loans                                   50,438,453        3,359,314         3,040,465        1,228,362

       5.6   Underwriting of securities              50,465,960        3,331,301         3,040,971        1,228,362

       5.7   Investment in real estate               50,343,894        3,454,371         3,039,967        1,228,362

       5.8   Purchases of physical commodities       50,334,347        3,463,329         3,040,558        1,228,362

       5.9   Investment in California municipal          N/A              N/A               N/A              N/A
             securities

       5.10  Investment in municipal securities      50,475,025        3,324,160         3,039,048        1,228,362

       5.11  Investment in Massachusetts                 N/A              N/A               N/A              N/A
             municipal securities

       5.12  Investment in New York municipal            N/A              N/A               N/A              N/A
             securities

       5.13  Investment in Ohio municipal                N/A              N/A               N/A              N/A
             securities

       5.14  Investment in Pennsylvania                  N/A              N/A               N/A              N/A
             municipal securities


                      30 - Scudder Managed Municipal Bonds

                                                                                                            Broker
               Fundamental Policies                      For            Against           Abstain         Non-Votes*
               --------------------                      ---            -------           -------         ----------

       5.15  Investment in short-term municipal          N/A              N/A               N/A              N/A
             securities

       5.16  Elimination of tax diversification          N/A              N/A               N/A              N/A

       5.17  Purchases of voting securities              N/A              N/A               N/A              N/A

       5.18  Affiliated transactions                     N/A              N/A               N/A              N/A

       5.19  Disclosed practices                     50,431,460        3,364,446         3,042,327        1,228,362

6. To ratify the selection of Coopers & Lybrand L.L.P. as the Fund's independent accountants.


                                Number of Votes:
                                ----------------

             For                      Against                    Abstain
             ---                      -------                    -------

          56,123,317                  575,869                   1,367,409

* Broker non-votes are proxies received by the Fund from brokers or nominees when the broker or nominee neither has received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter.

                      31 - Scudder Managed Municipal Bonds